Securities and Exchange Commission
                        Washington, D.C. 20549

                               Form 8-K
                            Current Report

    Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): February 12, 1998


                            JOTAN, INC.
        (Exact Name of Registrant as Specified in its Charter)


                Florida                            0-24188
        (State or Other Jurisdiction        (Commission File Number)
            of Incorporation

                              59-3181162
                  (IRS Employee Identification No.)


    118 West Adams Street, Suite 900, Jacksonville, Florida	32202
        (Address of Principal Executive Offices)      (Zip Code)


                           904-355-2592
       (Registrant's Telephone Number, Including Area Code)



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Item 5.     Other Events

     In January 1998, Jotan, Inc. (the "Company") and its wholly-owned subsidiary, Southland Container Packaging Corp. (previously known as Southland Holding Company, "SCP"), commenced an emergency legal action in Dallas, Texas which was transferred to Houston, Texas, seeking a temporary restraining order against Victory Packaging, Inc. (previously called Golden State Container, Inc., "VPI") and certain of its employees for alleged interference with Jotan's business and other legal rights. The Company, SCP and VPI entered into an agreement on February 12, 1998, to be formally confirmed by the court, in which VPI agreed, during specified time periods, not to (i) recruit or solicit employees of the Company to become employees of VPI, (ii) solicit business from the Company's or SCP's customers, (iii) discuss the financial status of Jotan or its corporate strategy with the Company's or SCP's vendors or customers, or (iv) knowingly infringe on a certain patent application of the Company.

     The Company and SCP have also agreed with certain vendors to cash payments and extended credit terms for product purchases pending a final resolution of revised arrangements with the Company's and SCP's senior secured lenders.

     The Company is seeking a new chief executive officer to complement the existing management team.






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                                Signatures


Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.



                                    JOTAN, Inc.

                                    By:________________________________
                                        Edward L. Lipscomb
                                        Vice President, Chief Financial
                                        Office and Secretary

Date:  February 27, 1998

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